UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 11, 2006

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
In a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2006 and a Form 12b-25 filed with the Commission on August 10, 2006, Amkor Technology, Inc. (the “Company”) indicated that it would not file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 by the filing deadline. On August 11, 2006, the Company received a letter dated August 10, 2006 from U.S. Bank National Association, as trustee for the holders of the Company’s 5% Convertible Subordinated Notes due 2007, 10.5% Senior Subordinated Notes due 2009, 9.25% Senior Notes due 2008, 9.25% Senior Notes due 2016, 6 1/4% Convertible Subordinated Notes Due 2013, 7.75% Senior Notes due 2013 and 2.5% Convertible Senior Subordinated Notes due 2011, stating that US Bank as trustee has not received the financial statements for the Company’s fiscal quarter ended June 30, 2006 and that the Company has 60 days from the date of the letter to file its Quarterly Report on From 10-Q for the fiscal quarter ended June 30, 2006 or it will be considered an “Event of Default” under the indentures governing the above-listed notes.
In addition, on August 11, 2006, the Company received a letter dated August 11, 2006 from Wells Fargo Bank, National Association, as trustee for the Company’s 7 1/8% Senior Notes due 2011 stating that the Company failed to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, demanding that the Company immediately file such quarterly report and indicating that unless the Company files a Form 10-Q within 60 days after the date of such letter, it will ripen into an “Event of Default” under the indenture governing the Company’s 7 1/8% Senior Notes due 2011.
If an “Event of Default” were to occur under any of the notes described above, the trustee or holders of at least 25% in aggregate principal amount of such series then outstanding could attempt to declare all related unpaid principal and premium, if any, and accrued interest on such series of notes then outstanding to be immediately due and payable. As of the date hereof, there is approximately $1.62 billion of aggregate unpaid principal outstanding of the above mentioned notes.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On August 14, 2006, the Company received a written Staff Determination notice from the Nasdaq Stock Market stating the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not timely filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, and that, therefore, the Company’s securities are subject to delisting.
The Company plans to appeal this determination and to request a hearing on such appeal. Requesting a hearing will stay the delisting until the hearing panel has rendered a decision. There can be no assurances that the hearing panel will grant the Company’s request for continued listing.
Item 7.01 Regulation FD Disclosures
See Items 2.04 and 3.01 above.
FORWARD LOOKING STATEMENTS
This Form 8-K contains statements that are forward-looking in nature, including statements about a potential “Events of Default” under the Company’s outstanding notes and a possible delisting. Those statements are subject to risks and uncertainties that may cause actual results to differ materially, including the Company’s ability to cure any alleged default for non-compliance with the Nasdaq’s Marketplace Rules.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2006	Amkor Technology, Inc.

/s/ Kenneth T. Joyce

Kenneth T. Joyce
Executive Vice President and Chief Financial Officer